EXHIBIT 99.1

Ur-Energy Provides Q3 Operations Update

Littleton, Colorado (ACCESSWIRE – October 19, 2023) Ur-Energy Inc. (NYSE American:URG)(TSX:URE) (“Ur-Energy” or the “Company”) is pleased to provide the following update on 2023 Q3 production operations and ramp up activities at Lost Creek, efforts to build our uranium sales contract book and advances at Shirley Basin.

Lost Creek Production Operations and Ramp Up Activities

Ramp-up of operations at Lost Creek continues to progress with two new header houses in production in Mine Unit 2 (MU2): HH 2‑4 and, most recently, HH 2-5. During the quarter, we produced approximately 30,491 pounds U3O8 from HH 2‑4. We plan to continue bringing header houses online through the remainder of 2023 and going forward based upon our production plans.

Not unexpectedly, the restart at Lost Creek has encountered both familiar and new challenges. New production areas typically come with unique start-up issues to be addressed and the continuation of mining in MU2 is no exception. Among the more significant new challenges, however, has been recruitment and retention of employees and contractors. While we have hired nearly every operations position, the turnover rate has hampered efficient operations. We are seeing steady improvement in production activities as our growing core staff have more time on the job. The Wyoming labor market has similarly affected our contractors. Together with the record-setting winter of 2022-2023, these labor-related issues have resulted in initial work being slowed at Lost Creek. We expect that as we retain a trained, core workforce, these inefficiencies will be overcome. We also anticipate that as the Wyoming unemployment rate stabilizes our contractors will also find long-term employees.

Recently packaged Lost Creek U3O8

The Casper construction facility is fully staffed and operating as planned to allow for the construction of header houses, including electrical and instrumentation work, prior to delivery to Lost Creek. HHs 2-6 and 2-7 are nearing completion, and construction is beginning on HH 2-8. Our laboratory in Casper is also fully staffed.

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Supply chain disruption continues to be a global and uranium industry issue. While most in industry continue to face procurement challenges, our advanced ordering and recycling of old equipment at Lost Creek have allowed us to largely overcome the issue with minimal delays. We will continue to order equipment and materials well in advance and keep a close eye on lead times for critical items. We believe many of the supply chain issues we are experiencing are also the result of labor issues.

Sale of Uranium and Sales Agreements

During the quarter, we made our first delivery into our term contracts, with 90,000 pounds U3O8 delivered to a purchaser. We received proceeds of $5.4 million. A second delivery of 90,000 pounds U3O8 is scheduled to be made in Q4 2023. Currently, our sales deliveries in 2024 are projected at 570,000 pounds U3O8, as deliveries are made into two of our three previously announced sales agreements.

As the spot and term prices of uranium increase, we have seen a dramatic increase in Requests for Proposal (“RFPs”) for uranium sales from U.S., European and Asian utilities, and other global fuel buyers. We have responded to the RFPs with increasing prices commensurate with improvements in the market and recognizing the premium paid for North American production due to its geopolitical stability.

We are in advanced discussions with three companies in the global nuclear industry for additional sales commitments. We are optimistic that negotiations with all three purchasers will result in completing additional sales agreements during Q4.

The most significant of the three proposals calls for annual delivery of between 100,000 and 350,000 pounds U3O8 over a five-year period beginning in 2026; the agreement will include the option for the buyer to add up to three additional years of deliveries of 300,000 pounds U3O8 beginning in 2031. The pricing is a combination of an escalated fixed price, which is well above anticipated all-in costs of production, and market related pricing that is subject to an escalated floor and ceiling. The purchaser will have the option of a small flex to the annual delivery.

Shirley Basin Update

Based on our advanced negotiations with these nuclear fuel purchasers and the strengthening market, the Ur‑Energy Board has authorized management to proceed with additional tasks to advance Shirley Basin. We are initiating procurement of long-lead items for the Shirley Basin Project, and will advance other activities in the field, with the objective to shorten the time for construction and ramp up when the “go” decision is made by our Board for construction.

Shirley Basin is fully permitted and construction ready with a licensed wellfield capacity of one million pounds U3O8 per year. We currently estimate it will take up to 24 months to complete all procurement, development activities and construction of the satellite facility and associated first mine unit to initiate production. This estimate is based on the long lead times we are seeing for critical equipment; especially for electrical equipment. The decision to proceed with construction of the satellite and first mine unit for production operations will be considered on an ongoing basis as the uranium market and our contract book evolve.

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About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 2.7 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO & President

720-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain "forward-looking statements" within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., the ability to timely and cost-effectively ramp-up production operations to meet delivery schedules; our ability to timely resolve recruitment, retention and training challenges; whether our ongoing long-lead time purchasing efforts will be successful in staying ahead of supply chain challenges at Lost Creek and Shirley Basin; whether current and future negotiations for sales agreements are completed, and at what pricing; whether in the long-term, our Casper centralized services facility provides the financial, safety and environmental benefits we foresee; and the timing for a construction decision at Shirley Basin) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management's beliefs, expectations or opinions that occur in the future.

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